SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         October 17, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen, Jr. Blvd., N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070
1-3164	Alabama Power Company (An Alabama Corporation) 600 North 18th Street Birmingham, Alabama 35291 (205) 257-1000	63-0004250
1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110
0-2429	Gulf Power Company (A Florida Corporation) One Energy Place Pensacola, Florida 32520 (850) 444-6111	59-0276810
001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by five registrants: The Southern Company, Alabama Power Company, Georgia Power Company, Gulf Power Company and Mississippi Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrants.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

The Southern Company Deferred Compensation Plan

On October 19, 2006, the Board of Directors of Southern Company Services, Inc., a wholly-owned subsidiary of The Southern Company (“Southern Company”), approved amendments to the Southern Company Deferred Compensation Plan (the “Plan”). Executive officers of Southern Company and its subsidiaries, including Alabama Power Company, Georgia Power Company, Gulf Power Company and Mississippi Power Company, are eligible to participate in the Plan.

The amendments to the Plan were made effective as of January 1, 2005 and primarily were designed to incorporate changes necessary to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. In addition, the Plan also was amended to: (1) permit a participant to elect to receive distributions under the Plan on a specified date or pursuant to a fixed schedule, with distributions commencing prior to retirement or other termination of service as an employee; and (2) to remove certain restrictions on changes to a participant’s investment elections under the Plan, which previously limited such changes to two window periods each year.

Southern Company Non-Employee Director Compensation

The Governance Committee of the Board of Directors of Southern Company periodically reviews the compensation paid to Southern Company's non-employee directors. On October 17, 2006, the Governance Committee recommended to the Board of Directors and the Board of Directors approved an adjustment to the annual retainer paid for service as a non-employee director. Effective November 1, 2006, the annual retainer will be increased from $49,000 to $70,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2006	THE SOUTHERN COMPANY By /s/ Patricia L. Roberts Patricia L. Roberts Assistant Secretary
ALABAMA POWER COMPANY GEORGIA POWER COMPANY GULF POWER COMPANY MISSISSIPPI POWER COMPANY By /s/ Wayne Boston Wayne Boston Assistant Secretary